Exhibit 99.1

New Residential Investment Corp. Announces Third Quarter 2021 Results

NEW YORK - (BUSINESS WIRE) — New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the third quarter ended September 30, 2021:

Third Quarter 2021 Financial Highlights:

•GAAP net income of $146.1 million, or $0.30 per diluted common share(1)
•Core earnings of $209.9 million, or $0.44 per diluted common share(1)(2)
•Common dividend of $116.6 million, or $0.25 per common share(1)
•Book value per common share of $11.35(1)
•$1.4 billion of cash, for $1.9 billion of total liquidity(3)

	Q3 2021		Q2 2021
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.30		$0.26
GAAP Net Income	$146.1	million	$121.3	million

Non-GAAP Results:
Core Earnings per Diluted Common Share(1)	$0.44		$0.31
Core Earnings(2)	$209.9	million	$146.6	million

NRZ Common Dividend:
Common Dividend per Share(1)	$0.25		$0.20
Common Dividend	$116.6	million	$93.3	million

“Our performance in the third quarter demonstrated the strength of our overall platform across complementary strategies,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “Third quarter earnings were supported by the addition of the Caliber Home Loans, Inc. platform, strength in our investment portfolio, slowing MSR amortization and higher recapture. Over the last few years, we have evolved into a true asset creator, and, with the recently announced agreement to acquire Genesis Capital LLC, we plan to further our ability to create, retain and manage strong assets for our balance sheet. We believe our comprehensive strategy of combining investment management expertise with complementary operating companies will continue to drive earnings for our shareholders.”

Nierenberg continued, “With the closing of the Caliber acquisition in August, the integration of the Caliber and Newrez mortgage platforms is well underway. We are thrilled to be working together as a united group to drive positive outcomes for borrowers and have already made significant progress in combining our teams, strategies and technologies to further position ourselves as a leader within the industry. We continue to believe that the combination of these two companies will allow our business to increase scale, efficiency, recapture, servicing and origination leadership.”

Third Quarter 2021 Company Highlights:
•Corporate Highlights
•Closed acquisition of Caliber Home Loans, Inc. (“Caliber”)
◦New Residential completed its previously announced acquisition of Caliber, a leading mortgage originator and servicer. New Residential’s results for the third quarter include the financial results of Caliber beginning on August 23, 2021 through September 30, 2021
•Raised $465 million in gross proceeds in an 18.6 million share preferred stock offering

•Origination
•Segment pre-tax income of $177.5 million (up 136% QoQ and down 43% YoY)(4)
•Quarterly origination funded production of $34.5 billion in unpaid principal balance (“UPB”) (up 47% QoQ and up 91% YoY)
◦Reported quarterly funded production includes stub period of Q3’21 origination production from Caliber
•Total gain on sale margin of 1.61% for the third quarter of 2021 compared to 1.31% for the second quarter of 2021
◦Gain on sale margin increased with additional benefit from channel diversification and the combination of Caliber and Newrez LLC (“Newrez”) platforms

•Servicing
•Servicing portfolio grew to $476 billion in UPB (up 56% QoQ and up 66% YoY) driven by the addition of mortgage servicing rights (“MSRs”) from the Caliber acquisition during the quarter
◦$156 billion UPB of Full MSRs were added from Caliber

•MSRs and Servicer Advances
•MSR portfolio totaled approximately $635 billion UPB as of September 30, 2021 compared to $489 billion UPB as of June 30, 2021(5)
•Servicer advance balances of $3.2 billion as of September 30, 2021, effectively unchanged from June 30, 2021

•Residential Securities and Call Rights
•Sold $4.5 billion (net face value) of Agency securities
•Called non-agency collateral of $636 million UPB(6)

•Residential Loans
•Sold $850 million (face value) of residential loans
•Priced two securitizations (one investor loan and one Non-QM) representing approximately $600 million UPB of collateral
•Acquired $91 million of early buyout (“EBO”) loans
•Acquired $570 million of Non-QM and Investor Loans
•Grew single-family rental portfolio by approximately 725 units

•Financing and Leverage
•Overall leverage of 2.3x, down from 3.5x at June 30, 2021(7)
◦Leverage excluding agency securities of 1.0x, down from 1.1x at June 30, 2021

•Fourth Quarter 2021 Commentary(8)
•New Residential entered into a definitive agreement with affiliates of The Goldman Sachs Group, Inc. to acquire Genesis Capital LLC, a leading business purpose lender that provides innovative solutions to developers of new construction, fix and flip and rental hold projects, and acquire a related portfolio of loans
•Estimated Newrez and Caliber Q4’21 Funded Origination Volume of approximately $35 billion to $40 billion UPB(9)
•Estimated Newrez and Caliber Q4’21 Servicing Portfolio UPB of approximately $480 billion to $490 billion UPB(9)

(1)Per common share calculations for both GAAP Net Income and Core Earnings are based on 482,282,695 and 472,729,245 weighted average diluted shares for the quarter ended September 30, 2021 and June 30, 2021, respectively. Per share calculations of both Common Dividend and Book Value are based on 466,579,920 basic common shares outstanding at both September 30, 2021 and June 30, 2021.

(2)Core Earnings is a non-GAAP financial measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

(3)Total liquidity includes cash and available undrawn financing.

(4)Includes non-controlling interests.

(5)Includes excess and full MSRs.

(6)Call rights UPB estimated as of September 30, 2021. The UPB of the loans relating to our call rights may be materially lower than the estimates in this release, and there can be no assurance that we will be able to execute on this pipeline of callable deals in the near term, on the timeline presented above, or at all, or that callable deals will be economically favorable. The economic returns from this strategy could be adversely affected by a rise in interest rates and are contingent on the level of delinquencies and outstanding advances in each transaction, fair market value of the related collateral and other economic factors and market conditions. We may become subject to claims and legal proceedings, including purported class-actions, in the ordinary course of our business, challenging our right to exercise these call rights and, as a result, we may not be able to exercise such rights on favorable terms or at all. Call rights are usually exercisable when current loan balances in a related portfolio are equal to, or lower than, 10% of their original balance.

(7)Represents recourse leverage. Excludes non-recourse leverage, including outstanding consumer debt, servicer advance debt, SAFT 2013-1 and MDST Trusts mortgage backed securities issued, and Shellpoint non-agency RMBS.

(8)Based on management’s current views and estimates, and actual results may vary materially.

(9)Q4’21 estimates for combined Newrez and Caliber origination activity based upon estimated full quarter production volumes for the fourth quarter 2021. Q4’21 estimates for combined Newrez and Caliber servicing portfolio based on quarter-end (12/31/21) estimated portfolio size.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Tuesday, November 2, 2021 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Third Quarter 2021 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10160952/ee52599f38.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, November 9, 2021 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “10160952.”

Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2021	September 30, 2020	QoQ Change	YoY Change
Revenues
Servicing fee revenue, net and interest income from MSR financing receivables	$398,645	$388,858	$1,168,431	$1,390,042	$9,787	$(221,611)
Change in fair value of MSRs and MSR financing receivables (including amortization of $(287,318), $(297,778), $(924,766) and $(1,135,515), respectively)	(195,623)	(417,983)	(421,332)	(1,731,378)	222,360	1,310,046
Servicing revenue, net	203,022	(29,125)	747,099	(341,336)	232,147	1,088,435
Interest income	190,633	201,762	593,342	622,224	(11,129)	(28,882)
Gain on originated mortgage loans, held-for-sale, net	566,761	286,885	1,257,094	966,813	279,876	290,281
	960,416	459,522	2,597,535	1,247,701	500,894	1,349,834
Expenses
Interest expense	129,928	106,539	355,372	463,786	23,389	(108,414)
General and administrative expenses	245,071	205,668	647,244	546,939	39,403	100,305
Compensation and benefits	324,545	194,730	717,919	412,402	129,815	305,517
Management fee to affiliate	24,315	23,677	70,154	66,682	638	3,472
	723,859	530,614	1,790,689	1,489,809	193,245	300,880
Other Income (Loss)
Change in fair value of investments	11,112	229,900	1,224	(123,314)	(218,788)	124,538
Gain (loss) on settlement of investments, net	(98,317)	(78,611)	(188,919)	(968,995)	(19,706)	780,076
Other income (loss), net	59,266	30,044	79,696	(39,766)	29,222	119,462
	(27,939)	181,333	(107,999)	(1,132,075)	(209,272)	1,024,076
Impairment
Provision (reversal) for credit losses on securities	(2,370)	(1,756)	(5,020)	15,166	(614)	(20,186)
Valuation and credit loss provision (reversal) on loans and real estate owned (REO)	8,748	(32,652)	(42,617)	118,504	41,400	(161,121)
	6,378	(34,408)	(47,637)	133,670	40,786	(181,307)
Income (Loss) Before Income Taxes	202,240	144,649	746,484	(1,507,853)	57,591	2,254,337
Income tax expense (benefit)	31,559	(1,077)	128,741	(48,647)	32,636	177,388
Net Income (Loss)	$170,681	$145,726	$617,743	$(1,459,206)	$24,955	$2,076,949
Noncontrolling interests in income (loss) of consolidated subsidiaries	9,001	10,053	28,448	34,118	(1,052)	(5,670)
Dividends on preferred stock	15,533	14,358	44,249	39,938	1,175	4,311
Net Income (Loss) Attributable to Common Stockholders	$146,147	$121,315	$545,046	$(1,533,262)	$24,832	$2,078,308

Net Income (Loss) Per Share of Common Stock
Basic	$0.31	$0.27	$1.22	$(3.69)
Diluted	$0.30	$0.26	$1.18	$(3.69)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	466,579,920	456,312,486	446,085,657	415,665,441
Diluted	482,282,695	472,729,245	461,694,481	415,665,441

Dividends Declared per Share of Common Stock	$0.25	$0.20	$0.65	$0.30

Consolidated Balance Sheets
($ in thousands, except share data)

	September 30, 2021 (Unaudited)	December 31, 2020
Assets
Excess mortgage servicing rights assets, at fair value	$359,288	$410,855
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	6,565,267	4,585,841
Servicer advance investments, at fair value	472,004	538,056
Real estate and other securities	9,973,795	14,244,558
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	1,142,807	1,359,754
Residential mortgage loans, held-for-sale ($13,972,557 and $4,705,816 at fair value, respectively)	14,117,300	5,215,703
Residential mortgage loans subject to repurchase	1,826,620	1,452,005
Cash and cash equivalents	1,366,678	944,854
Restricted cash	194,745	135,619
Servicer advances receivable	2,782,622	3,002,267
Receivable for investments sold	—	4,180
Other assets	2,802,989	1,358,422
	$41,604,115	$33,252,114
Liabilities and Equity
Liabilities
Secured financing agreements	$22,759,985	$17,547,680
Secured notes and bonds payable ($798,198 and $1,662,852 at fair value, respectively)	8,248,092	7,644,195
Residential mortgage loan repurchase liability	1,826,620	1,452,005
Unsecured senior notes, net of issuance costs	542,849	541,516
Payable for investments purchased	—	154
Due to affiliates	8,895	9,450
Dividends payable	124,999	90,128
Accrued expenses and other liabilities	1,465,562	537,302
	34,977,002	27,822,430
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 52,210,000 and 33,610,000 issued and outstanding, $1,305,250 and $840,250 aggregate liquidation preference, respectively	1,262,498	812,992
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 466,579,920 and 414,744,518 issued and outstanding, respectively	4,667	4,148
Additional paid-in capital	6,057,739	5,547,108
Retained earnings (accumulated deficit)	(856,803)	(1,108,929)
Accumulated other comprehensive income	87,989	65,697
Total New Residential stockholders’ equity	6,556,090	5,321,016
Noncontrolling interests in equity of consolidated subsidiaries	71,023	108,668
Total equity	6,627,113	5,429,684
	$41,604,115	$33,252,114

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

Beginning January 1, 2020, the Company’s investments in consumer loans are accounted for under the fair value option. Core earnings adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of, and the consolidation of, the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Core earnings includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments and reserves for expected credit losses), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended		Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2021	September 30, 2020
Net income (loss) attributable to common stockholders	$146,147	$121,315	$545,046	$(1,533,262)
Adjustments for Non-Core Earnings:
Impairment	6,378	(34,408)	(47,637)	133,670
Change in fair value of investments	(116,241)	(98,766)	(490,426)	724,364
(Gain) loss on settlement of investments, net	144,690	120,212	296,237	986,921
Other (income) loss, net	(21,007)	14,226	17,558	111,596
Other income and impairment attributable to non-controlling interests	(2,071)	(1,473)	(8,055)	(7,307)
Non-capitalized transaction-related expenses	15,109	9,905	35,637	48,892
Preferred stock management fee to affiliate	3,281	3,048	9,377	8,391
Deferred taxes	27,331	6,965	119,526	(42,266)
Interest income on residential mortgage loans, held-for-sale	6,153	7,073	20,796	30,146
Adjust consumer loans to level yield	—	—	—	(1,147)
Core earnings of equity method investees:
Excess mortgage servicing rights	127	(1,463)	3,240	10,210
Core earnings	$209,897	$146,634	$501,299	$470,208

Net income (loss) per diluted share	$0.30	$0.26	$1.18	$(3.69)
Core earnings per diluted share	$0.44	$0.31	$1.09	$1.13

Weighted average number of shares of common stock outstanding, diluted	482,282,695	472,729,245	461,694,481	415,665,441

NET INCOME BY SEGMENT

During the quarter ended September 30, 2021, due to the Caliber acquisition, New Residential reevaluated the composition of its reportable segments based on the significance of certain business activities to its operations and performance evaluation, which drive resource allocation. Based on this reevaluation, MSR assets serviced by Newrez (previously reflected within the MSR Related Segment) and Caliber, representing $385 billion UPB as of September 30, 2021, are reflected within Servicing. MSRs owned by third-parties but serviced by the Company’s subsidiaries, representing $75 billion as of September 30, 2021, are also reflected within Servicing. MSR assets sub-serviced by third-parties (PHH Mortgage Corporation, LoanCare LLC, Flagstar Bank and Mr. Cooper), representing $164 billion UPB as of September 30, 2021, continue to be reflected as part of the MSR Related Investments. Segment information for prior periods have been restated to reflect this change.

	Origination and Servicing			Residential Securities, Properties and Loans
Third Quarter 2021	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Properties and Residential Loans	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSR financing receivables	$(6,451)	$257,520	$147,576	$—	$—	$—	$398,645
Change in fair value of MSRs and MSR financing receivables	—	(118,941)	(76,682)	—	—	—	(195,623)
Servicing revenue, net	(6,451)	138,579	70,894	—	—	—	203,022
Interest income	54,851	(2,729)	11,385	52,489	37,490	37,147	190,633
Gain on originated mortgage loans, held-for-sale, net	510,740	28,292	3,437	15,276	9,016	—	566,761
Total revenues	559,140	164,142	85,716	67,765	46,506	37,147	960,416
Interest expense	37,775	43,199	7,499	9,365	19,680	12,410	129,928
G&A and other	344,198	102,602	87,927	1,753	23,901	33,550	593,931
Total operating expenses	381,973	145,801	95,426	11,118	43,581	45,960	723,859
Change in fair value of investments	—	—	(7,675)	50,927	(26,432)	(5,708)	11,112
Gain (loss) on settlement of investments, net	—	(989)	(1,295)	(130,066)	34,033	—	(98,317)
Other income (loss), net	368	(11)	41,848	—	17,641	(580)	59,266
Total other income (loss)	368	(1,000)	32,878	(79,139)	25,242	(6,288)	(27,939)
Impairment	—	—	—	(2,370)	8,748	—	6,378
Income (loss) before income taxes	177,535	17,341	23,168	(20,122)	19,419	(15,101)	202,240
Income tax expense (benefit)	32,322	(3,125)	(8,372)	—	10,735	(1)	31,559
Net income (loss)	145,213	20,466	31,540	(20,122)	8,684	(15,100)	170,681
Noncontrolling interests in income (loss) of consolidated subsidiaries	3,032	—	(280)	—	—	6,249	9,001
Dividends on preferred stock	—	—	—	—	—	15,533	15,533
Net income (loss) attributable to common stockholders	$142,181	$20,466	$31,820	$(20,122)	$8,684	$(36,882)	$146,147

	Origination and Servicing			Residential Securities, Properties and Loans
Second Quarter 2021	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Properties and Residential Loans	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSR financing receivables	$(5,077)	$219,070	$174,865	$—	$—	$—	$388,858
Change in fair value of MSRs and MSR financing receivables	—	(216,376)	(201,607)	—	—	—	(417,983)
Servicing revenue, net	(5,077)	2,694	(26,742)	—	—	—	(29,125)
Interest income	31,262	11,316	3,000	97,960	33,294	24,930	201,762
Gain on originated mortgage loans, held-for-sale, net	268,539	12,794	(7,636)	(3,638)	16,826	—	286,885
Total revenues	294,724	26,804	(31,378)	94,322	50,120	24,930	459,522
Interest expense	18,960	40,902	3,702	13,630	17,463	11,882	106,539
G&A and other	200,551	86,956	82,806	1,034	20,968	31,760	424,075
Total operating expenses	219,511	127,858	86,508	14,664	38,431	43,642	530,614
Change in fair value of investments	—	—	(9,281)	119,565	121,242	(1,626)	229,900
Gain (loss) on settlement of investments, net	—	(30,318)	29,579	(76,270)	(1,254)	(348)	(78,611)
Other income (loss), net	138	—	7,660	—	18,206	4,040	30,044
Total other income (loss)	138	(30,318)	27,958	43,295	138,194	2,066	181,333
Impairment	—	—	—	(1,756)	(32,652)	—	(34,408)
Income (loss) before income taxes	75,351	(131,372)	(89,928)	124,709	182,535	(16,646)	144,649
Income tax expense (benefit)	19,030	(15,447)	(21,969)	—	17,288	21	(1,077)
Net income (loss)	56,321	(115,925)	(67,959)	124,709	165,247	(16,667)	145,726
Noncontrolling interests in income (loss) of consolidated subsidiaries	3,225	—	(1,825)	—	—	8,653	10,053
Dividends on preferred stock	—	—	—	—	—	14,358	14,358
Net income (loss) attributable to common stockholders	$53,096	$(115,925)	$(66,134)	$124,709	$165,247	$(39,678)	$121,315

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our ability to complete the acquisition of Genesis Capital LLC on a timely basis, or at all, ability to further our ability to create, retain and manage strong assets for our balance sheet, ability to increase scale, efficiency, recapture, servicing and origination leadership, ability to successfully integrate the businesses and realize the anticipated benefits of the Caliber acquisition, our estimated Newrez and Caliber fourth quarter 2021 Funded Origination Value and Servicing Portfolio UPB, and ability to generate and drive earnings for our shareholders. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a complementary portfolio of investments and operating businesses. Since inception in 2013, New Residential has delivered over $3.8 billion in dividends to shareholders. New Residential’s investment portfolio is composed of mortgage servicing related assets (full and excess MSRs and servicer advances), residential securities (and associated called rights) and loans (including single family rental), and consumer loans. New Residential’s investments in operating entities include leading origination and servicing platforms through wholly-owned subsidiaries, Newrez LLC and Caliber Home Loans, Inc., as well as investments in affiliated businesses that provide mortgage related services. New Residential is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

Investor Relations
Kaitlyn Mauritz
Head of Investor Relations
212-479-3150
IR@NewResi.com